Financial Supplement Second Quarter 2024 Exhibit 99.2

Disclaimers 02 This supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including acquisition opportunities and disposition plans; growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, and the performance of our operators and their respective facilities. Words such as “anticipate,” “believe,” “could,” "expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward- looking statements, though not all forward-looking statements contain these identifying words. Our forward- looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (ii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iii) the impact of healthcare reform legislation, including minimum staffing level requirements, on the operating results and financial conditions of our tenants; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates; (x) the impact of public health crises, including significant COVID-19 outbreaks as well as other pandemics or epidemics; (xi) the ability to retain our key management personnel; (xii) the ability to maintain our status as a real estate investment trust (“REIT”); (xiii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiv) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xv) any additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, including in the sections entitled “Risk Factors” in Item 1A of such reports, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the "SEC"). This supplement contains certain non-GAAP financial information relating to CareTrust REIT including EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD, Normalized FAD, and certain related ratios. Explanatory footnotes and a glossary explaining this non-GAAP information are included in this supplement. Reconciliations of these non-GAAP measures are also included in this supplement or on our website. See “Financials and Filings – Quarterly Results” on the Investors section of our website at investor.caretrustreit.com. Non-GAAP financial information does not represent financial performance under GAAP and should not be considered in isolation, as a measure of liquidity, as an alternative to net income, or as an indicator of any other performance measure determined in accordance with GAAP. You should not rely on non-GAAP financial information as a substitute for GAAP financial information, and should recognize that non-GAAP information presented herein may not compare to similarly-termed non-GAAP information of other companies (i.e., because they do not use the same definitions for determining any such non-GAAP information). This supplement also includes certain information regarding operators of our properties (such as EBITDARM Coverage, EBITDAR Coverage, and Occupancy), most of which are not subject to audit or SEC reporting requirements. The operator information provided in this supplement has been provided by the operators. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. We are providing this information for informational purposes only. The Ensign Group, Inc. ("Ensign"), The Pennant Group, Inc. ("Pennant") and PACS Group, Inc. ("PACS") are subject to the registration and reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Ensign’s, Pennant's and PACS' financial statements, as filed with the SEC, can be found at the SEC's website at www.sec.gov. This supplement provides information about our financial results as of and for the quarter ended June 30, 2024 and is provided as of the date hereof, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this supplement (including forward-looking statements), whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise. As used in this supplement, unless the context requires otherwise, references to “CTRE,” “CareTrust,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.

Table of Contents CONTACT INFORMATION 03 CareTrust REIT, Inc. 905 Calle Amanecer, Suite 300 San Clemente, CA 92673 (949) 542-3130 ir@caretrustreit.com www.CareTrustReit.com Transfer Agent Broadridge Corporate Issuer Solutions P.O. Box 1342 Brentwood, NY 11717 (800) 733-1121 shareholder@broadridge.com Bayshire Carlsbad (Carlsbad, CA) COMPANY PROFILE 04 COMPANY SNAPSHOT 05 INVESTMENTS 06 PORTFOLIO OVERVIEW 07-14 Top 10 Tenants Lease Coverage Portfolio Performance Rent Diversification by Tenant Geographic Diversification Diversification by State Lease Maturities Tenant Purchase Options Other Real Estate Investments FINANCIAL OVERVIEW 15-24 Consolidated Statements of Operations Reconciliation of EBITDA, FFO and FAD Consolidated Balance Sheets Key Debt Metrics Debt Summary Debt Covenants 2024 Guidance Equity Capital Transactions Other Financial Highlights GLOSSARY 25-26

Company Profile MANAGEMENT Dave Sedgwick – Chief Executive Officer Bill Wagner - Chief Financial Officer James Callister - Chief Investment Officer CareTrust REIT is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare-related properties. CareTrust REIT generates revenues primarily by leasing properties to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. Since its debut as a standalone public company on June 1, 2014, and as of June 30, 2024, CareTrust REIT has expanded its tenant roster to 24 operators, and has grown its real estate portfolio to 213 net-leased healthcare properties across 27 states, consisting of 23,613 operating beds/units, excluding 20 properties classified as held for sale as of June 30, 2024 and two facilities which are in the process of being repurposed. As of June 30, 2024, CareTrust REIT also had 15 other real estate related investments related to 72 healthcare properties across 8 states, consisting of 8,882 operating beds/ units. BOARD OF DIRECTORS Diana Laing - Chair Anne Olson Spencer Plumb Dave Sedgwick Careina Williams EQUITY ANALYST COVERAGE* Baird - Wes Golladay | (216) 737-7510 BMO Capital Markets - Juan Sanabria | (312) 845-4074 Deutsche Bank - Omotayo Okusanya | (212) 250-9284 Jefferies - Joe Dickstein | (212) 778-8771 KeyBanc Capital Markets - Austin Wurschmidt | (917) 368-2311 Raymond James - Jonathan Hughes | (727) 567-2438 RBC Capital Markets - Michael Carroll | (440) 715-2649 Wedbush - Richard Anderson | (212) 931-7001 Wells Fargo - John Kilichowski | (212) 214-5311 * This information is provided as of August 1, 2024. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of CareTrust. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of CareTrust or our management. CareTrust does not by our reference or distribution of the information above imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us. 04

CARETRUST REIT, INC. NYSE: CTRE Market Data (as of June 30, 2024) ◦ Closing Price: $25.10 ◦ 52 Week Range: $26.43 – $19.25 ◦ Market Cap: $3.9B ◦ Enterprise Value: $4.0B ◦ Outstanding Shares: 154.209M Credit Ratings ◦ Corporate Rating: BB (positive) ◦ Senior Unsecured Notes: BB+ ◦ Corporate Rating: BB+ (stable) ◦ Senior Unsecured Notes: BB+ FitchS&P ◦ Corporate Rating: Ba1 (stable) ◦ Senior Unsecured Notes: Ba1 Moody’s $2,514M INVESTMENTS 285 PROPERTIES 32,495 OPERATING BEDS/UNITS 31 OPERATORS 30 STATES Note: Portfolio amounts presented above are as of June 30, 2024 and include properties securing our other real estate related investments. Portfolio amounts exclude 20 properties classified as held for sale as of June 30, 2024 and two facilities which are in the process of being repurposed. General Note: Totals may not add due to rounding. Snapshot 05

Investments (dollars in thousands)

Date	Operator	Property Type	Location	Facilities	Initial Investment[1]	Initial Operating Beds/Units[2]	Rent/Interest[3]	Yield[4]	
6/1/2014	The Ensign Group	ALF, SNF, Campus	Various	94	$ 501,673	10,053	$ 56,000	N/A	
2014 Investments				6	33,609	157	3,076	9.2 %	
2015 Investments				20	233,028	1,840	22,263	9.6 %	
2016 Investments				35	288,023	2,800	26,084	9.1 %	
2017 Investments				36	309,805	3,324	28,000	9.0 %	
2018 Investments				12	111,950	1,103	9,955	8.9 %	
2019 Investments				27	340,884	3,348	30,168	8.8 %	
2020 Investments				17	105,267	961	9,398	8.9 %	
2021 Investments				10	196,576	1,247	13,103	7.7 %	
2022 Investments				29	169,163	3,351	15,213	9.0 %	
2023 Investments				24	288,141	2,437	28,311	9.8 %	
01/03/2024	Oxford Health Group	ALF	CA	1	11,036	86	1,022	9.3 %	[6]
01/25/2024	Mezzanine Loan	SNF	MO	10	9,800	1,397	1,372	14.0 %	
02/01/2024	Mezzanine Loan	SNF	CA	1	7,365	130	847	11.5 %	
02/02/2024	Mezzanine Loan	SNF	VA	15	35,000	1,675	4,900	14.0 %	
03/05/2024	PACS	SNF / Campus	MO, TX	3	55,588	234	5,003	9.0 %	
04/01/2024	Bayshire	Campus	CA	2	28,796	316	3,060	10.6 %	[7]
04/01/2024	Bayshire	Campus	CA	1	32,330	159	2,964	9.2 %	[8]
05/01/2024	Mortgage Loan	SNF	TN	2	26,675	271	2,427	9.1 %	[9]
06/01/2024	YAD Healthcare	SNF	NC, SC	5	80,911	498	7,281	9.0 %	[10]
06/01/2024	Mortgage Loan	SNF / Campus	NC	8	90,000	1,161	9,654	10.7 %	[11]
06/01/2024	Preferred Equity	N/A	N/A	N/A	9,000	N/A	1,004	11.0 %	
07/30/2024	Mortgage Loan	SNF / Campus	NC	N/A	75,000	N/A	5,954	7.9 %	[11]
08/01/2024	Mortgage Loan	SNF / ALF / ILF	Various	37	260,000	2,713	22,143	8.5 %	
08/01/2024	Preferred Equity	SNF / ALF / ILF	Various	N/A	43,000	N/A	4,730	11.0 %	
2024 Investments				85	764,501	8,640	72,361	9.5 %	
Average annual investments (2015-2023)[5]				23	225,049	1,999	20,351	9.0 %	

[1] Initial Investment for properties acquired in connection with the Company becoming public represents Ensign's and Pennant's gross book value. Initial Investment for properties acquired since inception as a public company represents CareTrust REIT's purchase price and transaction costs and includes commitments for capital expenditures that are not rent producing.

[2] Initial Operating Beds/Units as of the acquisition date.

[3] Rent represents the initial annualized acquisition-date cash rent, deferred interest income on any preferred equity investments and interest income on any mortgage loans receivable, secured loans receivable and mezzanine loans, unless otherwise noted. Rent excludes ground lease income.

[4] Yield represents Rent or Interest divided by Initial Investment and excludes properties not under a long-term master lease.

[5] All amounts, except as otherwise indicated, include any preferred equity investments, mortgage loans receivable and mezzanine loans receivable.

[6] We contributed $10.8 million to a $11.0 million JV for the purchase of one ALF. The initial yield to CareTrust REIT is 9.3%.

[7] We contributed $28.1 million to a $28.8 million JV for the purchase of two Campuses. The initial yield to CareTrust REIT is 9.1%, with annual increases to base rent and to CareTrust's preferred rate of return increasing CareTrust's yield to 9.7% and 10.2% in years 2 and 3, respectively. The Bayshire master lease provides for annual fixed increases from $2.7 million in year one, to $2.9 million in year two and $3.1 million in year three, with fixed 2% annual escalators thereafter.The master lease provides for deferred rent in the first year of approximately $0.8 million to be repaid over 18 months beginning January 2025.

[8] The lease provides for annual fixed increases from $2.6 million in year one (8.2% yield) to $3.0 million in year two (9.2% yield) with CPI-based annual escalators thereafter.

[9] The mortgage loan provides for a purchase option. The first option period opens May 1, 2027 for three months, with two additional three month option windows. The purchase option price for the facilities will be calculated by dividing the amount of the then annual base rent by an agreed upon lease yield.

[10] The lease provides for deferred rent in the first year of approximately $0.4 million to be repaid over 15 months beginning month 13.

[11] The mortgage loan provides for a rate of SOFR + 4.25%, with a SOFR floor of 5.15%. Keybank is participating in $75.0 million of the initial $165.0 million loan amount at a rate of SOFR plus 2.5%, with a SOFR floor of 3.0%. On July 30, 2024, the $75.0 million participation interest with Keybank was called. The blended yield on the $165.0 million is 9.33%, which is net of a sub-servicing fee.

06

Top 10 Tenants Lease Coverage

	Twelve Months Ended December 31, 2023		Twelve Months Ended March 31, 2024	
	EBITDAR Coverage[1]	EBITDARM Coverage[1]	EBITDAR Coverage[1]	EBITDARM Coverage[1]
1 The Ensign Group	3.28x	4.14x	3.29x	4.16x
2 Priority Management Group	1.24x	1.54x	1.20x	1.50x
3 PACS Group	2.73x	3.33x	2.43x	3.02x
4 Cascadia Healthcare	1.81x	2.30x	1.97x	2.48x
5 Bayshire Senior Communities[2]	1.48x	1.93x	1.39x	1.84x
6 Covenant Care	1.81x	2.52x	1.84x	2.56x
7 The Pennant Group[3]	0.84x	1.04x	0.86x	1.10x
8 Eduro Healthcare, LLC	1.02x	1.48x	1.04x	1.50x
9 Links Healthcare Group[4]	—	—	—	—
10 YAD Healthcare[5]	—	—	—	—
Total Top 10 Tenants	2.31x	2.93x	2.30x	2.93x
All Other Tenants	1.35x	1.78x	1.35x	1.78x
Total	2.18x	2.78x	2.17x	2.78x

Notes:
[1] EBITDAR Coverage and EBITDARM Coverage are based on financial information provided by our tenants. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. Coverage metrics are based on contractual cash rents in place during the period presented unless a lease has been entered into or amended since the end of the period, in which case the current contractual rent is used.
[2] Coverage metrics exclude Employee Retention Tax Credits recognized in December 2023, which would have raised EBITDAR coverage to 2.25x and 2.15x for the twelve months ended December 31, 2023, and March 31, 2024, respectively. No coverage metrics are provided for the facility transferred to Bayshire April 1, 2024.
[3] No coverage metrics are provided for the facilities transferred to The Pennant Group in March 2023 as the facilities transferred are pre-stabilized.
[4] No coverage metrics are provided as the facilities are pre-stabilized.
[5] No coverage metrics are provided as the lease commenced June 1, 2024.
See "Glossary" for additional information.

07

Portfolio Performance

(dollars in thousands)

As of June 30, 2024

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent / Interest[2][3]	% of Total Rent / Interest	Current Yield
Investment in Real Estate Properties							
Skilled Nursing	157	17,145	$ 1,527,898	60.8 %	$ 159,939	62.6 %	10.5 %
Multi-Service Campus	29	4,168	466,715	18.6 %	40,697	15.9 %	8.7 %
Seniors Housing	27	2,300	151,404	6.0 %	16,564	6.5 %	10.9 %
Total Net-Leased Assets[4]	213	23,613	$ 2,146,017		$ 217,200		10.1 %
Other Real Estate Related Investments	72	8,882	367,819	14.6 %	38,318	15.0 %	10.4 %
Total Other Real Estate Related Investments	72	8,882	$ 367,819		$ 38,318		10.4 %
Total Investments	285	32,495	$ 2,513,836		$ 255,518		10.2 %

As of March 31, 2024

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent / Interest[2][3]	% of Total Rent	Current Yield
Skilled Nursing	152	16,658	$ 1,446,148	63.5 %	$ 150,334	64.7 %	10.4 %
Multi-Service Campus	26	3,687	405,838	17.8 %	36,509	15.7 %	9.0 %
Seniors Housing	33	2,580	184,666	8.1 %	20,616	8.9 %	11.2 %
Total Net-Leased Assets[5]	211	22,925	$ 2,036,652		$ 207,459		10.2 %
Other Real Estate Related Investments	62	7,323	242,144	10.6 %	25,062	10.8 %	10.4 %
Total Other Real Estate Related Investments	62	7,323	$ 242,144		$ 25,062		10.4 %
Total Investments	273	30,248	$ 2,278,796		$ 232,521		10.2 %

As of June 30, 2023

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent[2]	% of Total Rent	Current Yield
Skilled Nursing	148	16,203	$ 1,357,330	70.7 %	$ 142,216	72.4 %	10.5 %
Multi-Service Campus	25	3,632	388,582	20.3 %	34,558	17.6 %	8.9 %
Seniors Housing	32	2,476	172,740	9.0 %	19,552	10.0 %	11.3 %
Total Net-Leased Assets[6]	205	22,311	$ 1,918,652	100.0 %	$ 196,326	100.0 %	10.2 %

Notes:

[1] Initial Investment for properties acquired in connection with the Company becoming public represents Ensign's and Pennant's gross book value. Initial Investment for properties acquired since inception as a public company represents CareTrust REIT's purchase price and transaction costs and includes commitments for capital expenditures that are not rent producing and impairment charges.

[2] Rent represents the respective periods contractual cash rent, annualized, and presented at 100% share for consolidated entities, and excludes ground lease income and the impact of any rent abatement for recent acquisitions, if applicable. Additionally, if an existing lease was amended or restructured subsequent to the period, but prior to our filing date for the respective period, the initial or amended contractual cash rent is used.

[3] Includes annualized interest from other real estate related loans and preferred equity investments.

[4] All amounts exclude 20 properties classified as held for sale as of June 30, 2024 and two facilities which are in the process of being repurposed.

[5] All amounts exclude 13 properties classified as held for sale as of March 31, 2024, two facilities which are in the process of being repurposed and two that are non-operational.

[6] All amounts exclude our loans receivable and mezzanine loan receivable as of June 30, 2023. Additionally, amounts exclude 15 properties classified as held for sale as of June 30, 2023, two facilities which are or were in the process of being repurposed and two that are non-operational as of such date.

08

Rent Diversification by Tenant for Net-Leased Assets 09 Notes: [1] All amounts exclude 20 properties classified as held for sale as of June 30, 2024 and two facilities which are in the process of being repurposed. [2] Represents June 2024 contractual cash rent, annualized, and presented at 100% share for consolidated entities, and excludes ground lease income, if applicable. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2024, the initial or amended contractual cash rent is used. (dollars in thousands) As of June 30, 2024[1] Net Leased Assets Operating Beds/Units Rent[2] % of Total Rent 1 The Ensign Group 100 10,672 $ 71,558 32.9% 2 Priority Management Group 15 2,144 31,142 14.3% 3 PACS Group 10 1,228 16,258 7.5% 4 Cascadia Healthcare 12 1,053 13,148 6.1% 5 Bayshire Senior Communities 9 1,264 11,953 5.5 % Total Top 5 Tenants 146 16,361 $ 144,059 66.3% 6 Covenant Care 9 1,133 11,129 5.1% 7 The Pennant Group 10 1,002 8,306 3.8% 8 Eduro Healthcare, LLC 7 702 7,746 3.6% 9 Links Healthcare Group 4 486 7,644 3.5% 10 YAD Healthcare 5 498 6,881 3.2 % Total Top 10 Tenants 181 20,182 $ 185,765 85.5 % All Other Tenants 32 3,431 $ 31,435 14.5 % Total 213 23,613 $ 217,200 100.0%

Geographic Diversification (% of run-rate rent and interest) 10 * Less than 1%. Note: Numbers are as of June 30, 2024 and include properties securing our other real estate related investments. Numbers exclude 20 properties classified as held for sale as of June 30, 2024 and two facilities which are in the process of being repurposed. 7% * 29% 19% 7% 6% 5% 4% 3%3% 2% 2% 2% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% * 7% * * * 1% * * *

Rent & Interest Diversification by State 11 Notes: [1] Amounts include properties securing our real estate related investments and exclude 20 properties classified as held for sale as of June 30, 2024 and two facilities which are in the process of being repurposed. [2] Represents June 2024 contractual cash rent or interest income, annualized, and presented at 100% share for consolidated entities, and excludes ground lease income, if applicable. Additionally, if a lease or loan receivable was entered into, amended or restructured subsequent to June 30, 2024, the initial or amended contractual cash rent or interest is used. (dollars in thousands) As of June 30, 2024[1] Investments by State Facilities Operating Beds/Units Rent/Interest[2] % of Total Rent/ Interest 1 California 63 7,742 $ 73,153 28.6% 2 Texas 47 6,035 48,773 19.1% 3 Louisiana 8 1,164 18,366 7.2% 4 North Carolina 12 1,551 16,683 6.5% 5 Idaho 17 1,474 15,542 6.1 % Top 5 States 147 17,966 $ 172,517 67.5% 6 Arizona 11 1,347 13,765 5.4% 7 West Virgina 19 1,973 9,926 3.9% 8 Utah 13 1,374 8,056 3.2% 9 Illinois 11 1,053 6,705 2.6% 10 Washington 10 900 5,067 2.0 % Top 10 States 211 24,613 $ 216,036 84.5 % All Other States 74 7,882 $ 39,482 15.5 % Total 285 32,495 $ 255,518 100.0%

Lease Maturities

(dollars in thousands) — As of June 30, 2024[1]

Lease Maturity Year[2]		Rent[3]	% of Total Rent
2027	$	5,613	2.6 %
2029		8,481	3.9 %
2030		5,235	2.4 %
2031		51,715	23.8 %
2032		23,686	10.9 %
2033		22,202	10.2 %
2034		42,310	19.5 %
2036		14,564	6.7 %
2038		34,042	15.7 %
2039		2,457	1.1 %
2044		6,895	3.2 %
Total	$	217,200	100.0 %



% of Total Rent
—%
—%
—%
2.6%
—%
3.9%
2.4%
23.8%
10.9%
10.2%
19.5%
—%
6.7%
—%
15.7%
1.1%
3.2%
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2044
Lease Maturity Year

Notes:
[1] All amounts exclude our secured and mezzanine loans receivable and preferred equity investments. Additionally, amounts exclude 20 properties classified as held for sale as of June 30, 2024 and two facilities which are in the process of being repurposed.
[2] Lease Maturity Year represents the scheduled expiration year of the primary term of the lease and does not include tenant extension options or purchase options, if any.
[3] Rent represents June 2024 contractual cash rent, annualized, and presented at 100% share for consolidated entities, and excludes ground lease income and the impact of any rent abatement for recent acquisitions, if applicable. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2024, the initial or amended contractual cash rent is used.

12

Tenant Purchase Options

(dollars in thousands) As of June 30, 2024[1]

Asset Type	Properties	Lease Expiration	Option Period Open Date[2]		Option Type[3]	Current Cash Rent[4]		% of Total Rent[4]
SNF	1	March 2029	4/1/2022	[6]	A / B [7]	$ 858		0.38 %
SNF	4	November 2034	12/1/2024	[6]	A	3,988		1.77 %
SNF / Campus	2	October 2032	11/1/2026	[5]	B	3,314	[8]	1.47 %
SNF / Campus	1	May 2034	6/1/2027	[9]	B	1,293	[10]	0.57 %
SNF / Campus	1	May 2034	6/1/2028	[9]	B	1,293	[10]	0.57 %
								4.76 %

Notes:
[1] Excludes a purchase option on an 11 building SNF portfolio representing 2.3% of total rent. Tenant is currently not eligible to elect the option.
[2] The Company has not received notice of exercise for the option periods that are currently open.
[3] Option type includes:
A - Fixed base price.
B- Fixed capitalization rate on lease revenue.
[4] Rent represents June 2024 contractual cash rent, annualized at 100% share for consolidated entities, and excludes ground lease income and the impact of any rent abatement for recent acquisitions, if applicable. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2024, the initial or amended contractual cash rent is used.
[5] Option window is only open for six months from the option period open date.
[6] Option window is open until the expiration of the lease term.
[7] Purchase option reflects two option types.
[8] Purchase option provides for purchase of any two of the three facilities. The current cash rent shown is an average of the range of $3.2 million to $3.4 million.
[9] Purchase option window is open for nine months from the option period open date.
[10] Purchase option provides for purchase of any one of the five facilities. The current cash rent shown is an average of the range of $1.0 million to $1.6 million. Provided the operator exercises its option to extend the term of the master lease, beginning on June 1, 2036, the operator shall have a purchase option for all facilities then remaining in the master lease.

13

Other Real Estate Investments

(dollars in thousands) — As of June 30, 2024

Mortgage Loans

Maturity Year[1]	Property Type	Location		Investment	Wtg Avg Contractual Interest Rate			Interest
2025	SNF	CA, GA	$	36,613	9.7 %	[2]	$	3,544
2026	ALF / SNF	CA		9,864	10.8 %			1,066
2027	SNF / Campus	Mid-Atlantic		75,000	8.5 %	[2]		6,368
2028	SNF	FL		15,727	9.1 %			1,435
2029	SNF / Campus	NC		90,000	10.9 %	[2]		9,791
2031	SNF	TN		26,675	9.2 %			2,461
2033	SNF Campus / ILF	CA		25,993	9.1 %			2,372
Total Mortgage Loans			$	279,872	9.7 %		$	27,037

Mezzanine Loans

Maturity Year[1]	Property Type	Location		Investment	Wtg Avg Contractual Interest Rate			Interest
2027	SNF	MO, VA	$	44,800	14.2 %	[2]	$	6,359
2029	SNF	CA		7,365	11.7 %			859
2032	SNF / Campus	Mid-Atlantic		25,000	11.2 %			2,788
Total Mezzanine Loans			$	77,165	13.0 %		$	10,006

Preferred Equity Investments

Investment	Property Type	Location		Investment	Return Rate		Return
Preferred Equity	SNF	CA	$	1,782	15.0 %	$	271
Preferred Equity	SNF / Campus	NC		9,000	11.0 %		1,004
Total Preferred Equity Investments			$	10,782		$	1,275
Total			$	367,819		$	38,318

Notes:
[1] Maturity Year represents the scheduled maturity date of the loan agreement and does not include extension options, purchase options or prepayment options, if any.
[2] Rate is net of subservicing fee.
See "Glossary" for additional information.

14

Consolidated Statements of Operations 15 (amounts in thousands, except per share data) For the Three Months Ended June 30, For the Six Months Ended June 30, 2024 2023 2024 2023 Revenues: Rental income $ 55,407 $ 47,745 $ 108,909 $ 93,908 Interest and other income 13,484 3,808 23,052 8,251 Total revenues 68,891 51,553 131,961 102,159 Expenses: Depreciation and amortization 13,860 12,716 27,308 24,954 Interest expense 8,679 11,040 16,907 20,867 Property taxes 1,976 1,390 3,777 2,270 Impairment of real estate investments 25,711 21,392 28,455 23,278 Property operating expenses 255 658 915 1,621 General and administrative 6,136 4,718 12,974 9,779 Total expenses 56,617 51,914 90,336 82,769 Other loss: Gain on sale of real estate, net 21 2,028 32 1,958 Unrealized loss on other real estate related investments, net (1,877) (2,151) (2,489) (2,605) Total other loss (1,856) (123) (2,457) (647) Net income (loss) 10,418 (484) 39,168 18,743 Net loss attributable to noncontrolling interests (340) — (336) — Net income (loss) attributable to CareTrust REIT, Inc. $ 10,758 $ (484) $ 39,504 $ 18,743 Earnings (loss) available to common stockholders per common share: Basic $ 0.07 $ (0.01) $ 0.28 $ 0.19 Diluted $ 0.07 $ (0.01) $ 0.28 $ 0.19 Weighted-average number of common shares: Basic 144,895 99,117 138,866 99,090 Diluted 145,258 99,117 139,230 99,194 Dividends declared per common share $ 0.29 $ 0.28 $ 0.58 $ 0.56

Reconciliation of EBITDA, FFO and FAD

(amounts in thousands)	Quarter Ended June 30, 2023	Quarter Ended September 30, 2023	Quarter Ended December 31, 2023	Quarter Ended March 31, 2024	Quarter Ended June 30, 2024
Net (loss) income attributable to CareTrust REIT, Inc.	$ (484)	$ 8,696	$ 26,296	$ 28,746	$ 10,758
Depreciation and amortization	12,716	13,034	13,211	13,448	13,860
Interest expense	11,040	11,750	8,266	8,228	8,222
Amortization of stock-based compensation	924	1,519	1,774	2,120	1,406
EBITDA attributable to CareTrust REIT, Inc.	24,196	34,999	49,547	52,542	34,246
Impairment of real estate investments	21,392	8,232	4,791	2,744	25,711
Property operating expenses	831	1,416	714	972	361
Gain on sale of real estate	(2,028)	—	(260)	(11)	(21)
Unrealized loss (gain) on other real estate related investments, net	2,151	5,251	(1,371)	612	1,877
Normalized EBITDA attributable to CareTrust REIT, Inc.	$ 46,542	$ 49,898	$ 53,421	$ 56,859	$ 62,174
Net (loss) income attributable to CareTrust REIT, Inc.	$ (484)	$ 8,696	$ 26,296	$ 28,746	$ 10,758
Real estate related depreciation and amortization	12,712	13,028	13,206	13,442	13,853
Impairment of real estate investments	21,392	8,232	4,791	2,744	25,711
Gain on sale of real estate	(2,028)	—	(260)	(11)	(21)
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	31,592	29,956	44,033	44,921	50,301
Property operating expenses	831	1,416	714	972	361
Unrealized loss (gain) on other real estate related investments, net	2,151	5,251	(1,371)	612	1,877
Normalized FFO attributable to CareTrust REIT, Inc.	$ 34,574	$ 36,623	$ 43,376	$ 46,505	$ 52,539

See "Glossary" for additional information.

16

Reconciliation of EBITDA, FFO and FAD (continued)

(amounts in thousands, except per share data)	Quarter Ended June 30, 2023	Quarter Ended September 30, 2023	Quarter Ended December 31, 2023	Quarter Ended March 31, 2024	Quarter Ended June 30, 2024
Net (loss) income attributable to CareTrust REIT, Inc.	$ (484)	$ 8,696	$ 26,296	$ 28,746	$ 10,758
Real estate related depreciation and amortization	12,712	13,028	13,206	13,442	13,853
Amortization of deferred financing fees	608	609	610	614	614
Amortization of stock-based compensation	924	1,519	1,774	2,120	1,406
Straight-line rental income	7	7	8	7	7
Amortization of lease incentives	—	—	—	—	4
Amortization of below market leases	—	—	(384)	(575)	(575)
Impairment of real estate investments	21,392	8,232	4,791	2,744	25,711
Gain on sale of real estate	(2,028)	—	(260)	(11)	(21)
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	33,131	32,091	46,041	47,087	51,757
Property operating expenses	831	1,416	714	972	361
Unrealized loss (gain) on other real estate related investments, net	2,151	5,251	(1,371)	612	1,877
Normalized FAD attributable to CareTrust REIT, Inc.	$ 36,113	$ 38,758	$ 45,384	$ 48,671	$ 53,995
FFO per share attributable to CareTrust REIT, Inc.	$ 0.32	$ 0.29	$ 0.36	$ 0.34	$ 0.35
Normalized FFO per share attributable to CareTrust REIT, Inc.	$ 0.35	$ 0.35	$ 0.36	$ 0.35	$ 0.36
FAD per share attributable to CareTrust REIT, Inc.	$ 0.33	$ 0.31	$ 0.38	$ 0.35	$ 0.36
Normalized FAD per share attributable to CareTrust REIT, Inc.	$ 0.36	$ 0.37	$ 0.37	$ 0.37	$ 0.37
Diluted weighted average shares outstanding [1]	99,360	104,422	121,854	133,328	145,380

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.
See "Glossary" for additional information.

17

Consolidated Balance Sheets 18 (amounts in thousands) June 30, 2024 December 31, 2023 Assets: Real estate investments, net $ 1,706,231 $ 1,567,119 Other real estate related investments 433,532 180,368 Assets held for sale 28,753 15,011 Cash and cash equivalents 495,134 294,448 Accounts and other receivables 1,096 395 Prepaid expenses and other assets, net 30,502 23,337 Deferred financing costs, net 3,506 4,160 Total assets $ 2,698,754 $ 2,084,838 Liabilities and Equity: Senior unsecured notes payable, net $ 396,483 $ 396,039 Senior unsecured term loan, net 199,665 199,559 Secured borrowing 75,000 — Accounts payable, accrued liabilities and deferred rent liabilities 37,112 33,992 Dividends payable 44,721 36,531 Total liabilities 752,981 666,121 Equity: Common stock 1,539 1,300 Additional paid-in capital 2,456,187 1,883,147 Cumulative distributions in excess of earnings (514,037) (467,628) Total stockholders' equity 1,943,689 1,416,819 Noncontrolling interests 2,084 1,898 Total equity 1,945,773 1,418,717 Total liabilities and equity $ 2,698,754 $ 2,084,838

Key Debt Metrics



Net Debt to Annualized Normalized Run Rate EBITDA [1]
3.7
3.9
4.3
4.2
3.7
3.8
3.8
2.5
1.4
0.6
0.4
12/31/21
03/31/22
06/30/22
09/30/22
12/31/22
03/31/23
06/30/23
09/30/23
12/31/23
03/31/24
06/30/24



Net Debt to Enterprise Value [2]
23.0%
26.6%
30.2%
30.6%
27.8%
26.2%
26.2% [3]
16.8% [3]
9.5%
4.1%
2.6%
12/31/21
03/31/22
06/30/22
09/30/22
12/31/22
03/31/23
06/30/23
09/30/23
12/31/23
03/31/24
06/30/24

Notes:

[1] Net Debt to Annualized Normalized Run Rate EBITDA compares net debt as of the last day of the quarter to Annualized Normalized Run Rate EBITDA for the quarter which assumes investments closed during the quarter occurred on the first day of the quarter. Net debt is adjusted to include the net proceeds from future expected settlement of shares sold under equity forward contracts through the Company's ATM program during the applicable quarter. See "Financials – Quarterly Results" on the Investors section of our website at http://investor.caretrustreit.com for reconciliations of Normalized EBITDA and Normalized Run Rate EBITDA to the most directly comparable GAAP measure for the periods presented.

[2] Net Debt to Enterprise Value compares net debt as of the last day of the quarter to CareTrust REIT's Enterprise Value as of the last day of the quarter.

[3] Assumes the net proceeds from the future expected settlement of shares sold under equity forward contracts through the Company's ATM program during the quarter reduces outstanding debt and assumes the shares were issued.

See "Glossary" for additional information.

19

Notes: [1] Funds can be borrowed at applicable SOFR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%. [2] Funds can be borrowed at applicable SOFR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%. [3] Maturity date does not assume exercise of two, 6-month extension options. [4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet. [5] Represents the unsecured revolving credit facility if drawn in full and outstanding at maturity. Debt Maturity Schedule Debt Summary 20 — — $200,000 $600,000 $400,000 2024 2025 2026 2027 2028 Debt Maturity Year Pri nci pa l (dollars in thousands) June 30, 2024 Debt Interest Rate Maturity Date Principal % of Principal Deferred Loan Costs Net Carrying Value Fixed Rate Debt Senior unsecured notes payable 3.875% 2028 $ 400,000 66.7% $ (3,517) $ 396,483 Floating Rate Debt Senior unsecured term loan 6.942% [1] 2026 200,000 33.3% (335) 199,665 Unsecured revolving credit facility — % [2] 2027 [3] — — % — [4] — 6.942% 200,000 33.3% (335) 199,665 Total Debt 4.897% $ 600,000 100.0% $ (3,852) $ 596,148 [5]

Debt Covenants 21 June 30, 2024 Covenant Minimum Requirement Maximum Requirement Actual Status Credit Facility Covenants Consolidated Leverage Ratio 60% 17.9 % In Compliance Consolidated Fixed Charge Coverage Ratio 1.75x 6.54x In Compliance Consolidated Tangible Net Worth ($ in thousands) 1,861,917 2,406,676 In Compliance Distribution Limitation 95% 73 % In Compliance Secured Debt Ratio 30% — % In Compliance Recourse (Secured) Debt Ratio 10% — % In Compliance

2024 Guidance Updated

(shares in thousands)	Full Year 2024 Guidance[1] Low	Full Year 2024 Guidance[1] High
Net income attributable to CareTrust REIT, Inc.	$ 0.86	$ 0.88
Real estate related depreciation and amortization	0.38	0.38
Impairment of real estate investments	0.19	0.19
(Gain) loss on sale of real estate	—	—
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	1.43	1.45
Property operating expenses	0.01	0.01
Unrealized loss on other real estate related investments, net	0.02	0.02
Normalized FFO attributable to CareTrust REIT, Inc.	$ 1.46	$ 1.48
Net income attributable to CareTrust REIT, Inc.	$ 0.86	$ 0.88
Real estate related depreciation and amortization	0.38	0.38
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.04	0.04
Straight-line rental income	—	—
Amortization of below market lease intangible	(0.02)	(0.02)
Impairment of real estate investments	0.19	0.19
(Gain) loss on sale of real estate	—	—
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	1.47	1.49
Property operating expenses	0.01	0.01
Unrealized loss on other real estate related investments, net	0.02	0.02
Normalized FAD attributable to CareTrust REIT, Inc.	$ 1.50	$ 1.52
Weighted average shares outstanding:		
Diluted	146,868	146,868

Notes:

[1] This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, (iii) no new debt incurrences or new equity issuances, and (iv) estimated 2.5% CPI-based rent escalators under CareTrust's long-term net leases.

See "Glossary" for additional information.

22

Notes: [1] Represents average offering price per share for follow-on equity offerings. [2] As of June 30, 2024, CareTrust REIT had $193.5 million available for future issuances under the ATM Program. Follow-On Equity Offering Activity At-the-Market Offering Activity Equity Capital Transactions 23 2015 2016 2019 Number of Shares (000s) 16,330 16,100 6,641 Public Offering Price per Share $ 10.50 $ 12.14 [1] $ 23.35 Gross Proceeds (000s) $ 171,465 $ 195,385 $ 155,073 2016 2017 2018 2019 2020 2021 2022 2023 2024[2] Q1 Q2 Total Number of Shares (000s) 924 10,574 10,265 2,459 — 990 2,405 30,869 11,600 12,145 23,745 Average Price per Share $ 15.31 $ 16.43 $ 17.76 $ 19.48 $ — $ 23.74 $ 20.00 $ 20.86 $ 23.55 $ 25.24 $ 24.42 Gross Proceeds (000s) $ 14,147 $ 173,760 $ 182,321 $ 47,893 $ — $ 23,505 $ 48,100 $ 643,802 $ 273,233 $ 306,534 $ 579,767

Notes: [1] Normalized FFO Payout Ratio represents dividends declared divided by Normalized FFO, in each case for the applicable quarter. [2] See “Financials - Quarterly Results” on the Investors section of our website at http://investor.caretrustreit.com for a reconciliation of Normalized FFO and Normalized FFO per Share to the most directly comparable GAAP measure for the periods presented. See Glossary for additional information. Dividend History Normalized FFO Payout Ratio [1][2] Normalized FFO per Share [2] Normalized FFO [2] (in millions) Other Financial Highlights 24 $0.265 $0.275 $0.275 $0.275 $0.275 $0.28 $0.28 $0.28 $0.28 $0.29 $0.29 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 03/31/23 06/30/23 09/30/23 12/31/23 03/31/24 06/30/24 67.9% 74.3% 74.3% 74.3% 72.4% 80.0% 80.0% 80.0% 78.0% 83.0% 81.0% 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 03/31/23 06/30/23 09/30/23 12/31/23 03/31/24 06/30/24 $0.39 $0.37 $0.37 $0.37 $0.38 $0.35 $0.35 $0.35 $0.36 $0.35 $0.36 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 03/31/23 06/30/23 09/30/23 12/31/23 03/31/24 06/30/24 $37.3 $35.9 $35.6 $36.1 $37.0 $35.0 $34.6 $36.6 $43.4 $46.5 $52.5 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 03/31/23 06/30/23 09/30/23 12/31/23 03/31/24 06/30/24

Funds from Operations (“FFO”) Net income attributable to CareTrust REIT, Inc, excluding gains and losses from dispositions of real estate or other real estate, before real estate depreciation and amortization and real estate impairment charges. CareTrust REIT calculates and reports FFO attributable to CareTrust REIT, Inc in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts.[2] Employee Retention Tax Credit The Employee Retention Credit ("ERTC") is a fully refundable tax credit for employers equal to 50 percent of qualified wages (including allocable qualified health plan expenses) that eligible employers pay their employees. Independent Living Facilities (“ILFs”) Also known as retirement communities or senior apartments, ILFs are not healthcare facilities. ILFs typically consist of entirely self-contained apartments, complete with their own kitchens, baths and individual living spaces, as well as parking for tenant vehicles. They are most often rented unfurnished, and generally can be personalized by the tenants, typically an individual or a couple over the age of 55. These facilities offer various services and amenities such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, and on-site security. Assisted Living Facilities (“ALFs”) Licensed healthcare facilities that provide personal care services, support and housing for those who need help with daily living activities, such as bathing, eating and dressing, yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. These facilities are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain ALFs may offer higher levels of personal assistance for residents requiring memory care as a result of Alzheimer’s disease or other forms of dementia. Levels of personal assistance are based in part on local regulations.  EBITDA Net income attributable to CareTrust REIT, Inc. before interest expense, income tax, depreciation and amortization and amortization of stock-based compensation.[1] EBITDAR Net income before interest expense, income tax, depreciation, amortization and cash rent, after applying a standardized management fee (5% of facility operating revenues). EBITDAR Coverage Aggregate EBITDAR produced by all facilities under a master lease (or other grouping) for the trailing twelve-month period ended March 31, 2024 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDAR for such period is divided by the annualized monthly base rent currently in effect. "Rent" refers to the total monthly rent and interest due under the Company's lease and mortgage agreements. EBITDAR reflects the application of a standard 5% management fee. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre- stabilized. EBITDARM Earnings before interest expense, income tax, depreciation, amortization, cash rent, and a standardized management fee (5% of facility operating revenues). EBITDARM Coverage Aggregate EBITDARM produced by all facilities under a master lease (or other grouping) for the trailing twelve- month period ended March 31, 2024 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDARM for such period is divided by the annualized monthly base rent currently in effect. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre-stabilized. Enterprise Value Share price multiplied by the number of outstanding shares, including assumed shares issued from the ATM program, plus total outstanding debt minus cash and assumed net proceeds from the ATM program, each as of a specified date. Funds Available for Distribution (“FAD”) FFO attributable to CareTrust REIT, Inc, excluding straight- line rental income adjustments, amortization of deferred financing fees, lease incentives, below market lease intangibles and stock-based compensation expense.[2] Glossary 25

Multi-Service Campus Facilities that include a combination of Skilled Nursing beds and Seniors Housing units, including Continuing Care Retirement Communities. Normalized EBITDA EBITDA attributable to CareTrust REIT, Inc, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as real estate impairment charges, provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, property operating expenses, non-routine transaction costs, loss on extinguishment of debt, unrealized gains or losses on other real estate related investments and gains or losses from dispositions of real estate or other real estate.[1] Normalized FAD FAD attributable to CareTrust REIT, Inc, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, effect of the senior unsecured notes payable redemption, recovery of previously reversed rent, lease termination revenue, non-routine transaction costs, loss on extinguishment of debt, unrealized gains or losses on other real estate related investments and property operating expenses.[2] Normalized FFO FFO attributable to CareTrust REIT, Inc, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, effect of the senior unsecured notes payable redemption, recovery of previously reversed rent, lease termination revenue, accelerated amortization of stock- based compensation, non-routine transaction costs, loss on extinguishment of debt, unrealized gains or losses on other real estate related investments and property operating expenses.[2] Seniors Housing Includes ALFs, ILFs, dedicated memory care facilities and similar facilities. Skilled Nursing or Skilled Nursing Facilities (“SNFs”) Licensed healthcare facilities that provide restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at an acute care hospital or long-term acute care hospital. Treatment programs include physical, occupational, speech, respiratory, ventilator, and wound therapy. Notes: [1] EBITDA attributable to CareTrust REIT, Inc and Normalized EBITDA attributable to CareTrust REIT, Inc do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc and Normalized EBITDA attributable to CareTrust REIT, Inc do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA attributable to CareTrust REIT, Inc and Normalized EBITDA attributable to CareTrust REIT, Inc may not be comparable to EBITDA and Normalized EBITDA reported by other REITs. [2] CareTrust REIT believes FAD attributable to CareTrust REIT, Inc, FFO attributable to CareTrust REIT, Inc, Normalized FAD attributable to CareTrust REIT, Inc, and Normalized FFO attributable to CareTrust REIT, Inc (and their related per-share amounts) are important non-GAAP supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, even though real estate values have historically risen or fallen with market and other conditions. Moreover, by excluding items not indicative of ongoing results, Normalized FAD attributable to CareTrust REIT, Inc and Normalized FFO attributable to CareTrust REIT, Inc can facilitate meaningful comparisons of operating performance between periods and between other companies. However, FAD attributable to CareTrust REIT, Inc, FFO attributable to CareTrust REIT, Inc, Normalized FAD attributable to CareTrust REIT, Inc, and Normalized FFO attributable to CareTrust REIT, Inc (and their related per- share amounts) do not represent cash flows from operations or net income attributable to shareholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Glossary 26